Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-69449) of Dana Corporation of our report dated June 29, 2006, relating to the financial statements of the Dana Corporation Employee Incentive and Savings Investment Plan, which appears in this Form 11-K.
/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Toledo, Ohio
June 29, 2006

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